   As filed with the Securities and Exchange Commission on October 30, 1997.
                             Subject to amendment.
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                             NORTON MCNAUGHTON, INC.
               (Exact name of issuer as specified in its charter)

               DELAWARE                                   13-3747173
      (State or other jurisdiction                     (I.R.S. Employer
           of incorporation                           Identification No.)
           or organization)

                                   ----------

                              463 Seventh Avenue
                            New York, New York 10018
                    (Address of principal executive offices)

                                   ----------

                              ME ACQUISITION CORP.
                        BONUS PLAN FOR SENIOR EXECUTIVES
                            (Full title of the plan)

                                   ----------

                                 PETER BONEPARTH
                                    President
                             Norton McNaughton, Inc.
                               463 Seventh Avenue
                            New York, New York 10018
                                 (212) 947-2960
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    Copy to:
                              BRADLEY P. COST, ESQ.
                                 Haythe & Curley
                                 237 Park Avenue
                            New York, New York 10017

                                   ----------

        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective.

                                   ----------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                    Proposed
   Title of                    Proposed maximum      maximum       Amount of
 securities to    Amount to        offering         aggregate     registration
 be registered  be registered  price per share*  offering price*      fee
 -------------  -------------  ----------------  ---------------  ------------
Common Stock         640,000        $5.875         $3,760,000      $1,241.00
($.01 par
value)
================================================================================

* Estimated solely for purposes of calculating the registration fee on the basis of the average high and low prices of the Common Stock on October 27, 1997, as reported on the NASDAQ National Market System.

================================================================================


                              Page 1 of 147 pages
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                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The Company hereby states that (i) the documents listed in (a) through (e) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1996.

            (b) Quarterly Report on Form 10-Q for the quarter ended February 1, 1997.

            (c) Quarterly Report on Form 10-Q for the quarter ended May 3, 1997.

            (d) Quarterly Report on Form 10-Q for the quarter ended August 2, 1997.

            (e) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (No. 34-23440) filed February 17, 1994.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Bradley P. Cost, Esq., a partner in the law firm of Haythe & Curley, the Company's counsel, is a director of the Company. As of October 20, 1997, Mr. Cost held 5,000 shares of the Company's Common Stock and options under the Company's 1994 Stock Option Plan to purchase an aggregate of 25,000 shares of the Company's Common Stock.


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

Item 6.     Indemnification of Directors and Officers.

            Under Section 145 of the Delaware General Corporation Law, as amended, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of such person's being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

            The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

            The Company's Certificate of Incorporation also provides that the Company will indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.     Undertakings.

            The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of


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

the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                            POWER OF ATTORNEY

            The Registrant and each person whose signature appears below hereby appoints Sanford Greenberg and Peter Boneparth as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                               SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 22nd day of October, 1997.

                                       NORTON MCNAUGHTON, INC.


                                       By /s/ Sanford Greenberg
                                          -----------------------------------
                                          Sanford Greenberg
                                          Chief Executive Officer and
                                            Chairman of the Board


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                      Title                          Date
      ---------                      -----                          ----

/s/ Sanford Greenberg         Chairman of the Board,           October 22, 1997
--------------------------    Chief Executive Officer
Sanford Greenberg             and Director (Principal
                                Executive Officer)



/s/ Peter Boneparth           President, Chief Operating       October 22, 1997
--------------------------    Officer and Director
Peter Boneparth


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      Signature                      Title                          Date
      ---------                      -----                          ----

/s/ Norton Sperling          Vice Chairman of the Board        October 22, 1997
--------------------------   and Director
Norton Sperling


/s/ Amanda J.Bokman         Chief Financial                    October 22, 1997
--------------------------  Officer and Director
Amanda J. Bokman            (Principal Financial
                            Officer and Principal
                            Accounting Officer)


/s/ David M. Blumberg       Director                           October 22, 1997
--------------------------
David M. Blumberg



/s/ Bradley P. Cost         Director                           October 22, 1997
--------------------------
      Bradley P. Cost


/s/ Jerald S. Politzer      Director                           October 22, 1997
--------------------------
Jerald S. Politzer


/s/ Stuart Bregman
--------------------------
Stuart Bregman              Director                           October 22, 1997


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                           CONSENT OF COUNSEL

            The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.


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

                     CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ME Acquisition Corp. Bonus Plan for Senior Executives of our report dated December 16, 1996, with respect to the consolidated financial statements and schedule of Norton McNaughton, Inc. included in its Annual Report (Form 10-K) for the year ended November 2, 1996, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP



New York, New York
October 28, 1997


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

                            INDEX TO EXHIBITS

   Number                     Description of Exhibit               Page
   ------                     ----------------------               ----

4.1           -              ME Acquisition Corp. Bonus Plan       --
                             for Senior Executives

4.2           -              Employment Agreement dated            --
                             August 29, 1997 between ME
                             Acquisition Corp. and Stuart
                             Bregman

4.3           -              Employment Agreement dated            --
                             August 29, 1997 between ME
                             Acquisition Corp. and Howard
                             Zwilling

4.4           -              Employment Agreement dated            --
                             August 29, 1997 between ME
                             Acquisition Corp. and Roberta
                             Ciacci

4.5           -              Employment Agreement dated            --
                             August 29, 1997 between ME
                             Acquisition Corp. and Samuel
                             Glaser

4.6           -              Employment Agreement dated            --
                             August 29, 1997 between ME
                             Acquisition Corp. and Elizabeth
                             Moser

4.7           -              Employment Agreement dated            --
                             August 29, 1997 between ME
                             Acquisition Corp. and Kenny Tse

 5            -              Opinion of Haythe & Curley            --

23.1          -              Consent of Ernst & Young LLP,         --
                             Independent Auditors (see
                             "Consent of Independent
                             Auditors" in the Registration
                             Statement)

23.2          -              Consent of Haythe & Curley            --
                             (contained in Exhibit 5)

24            -              Power of Attorney (see "Power of      --
                             Attorney" in the Registration
                             Statement)


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